UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): February 12, 2004 (January 30, 2004)

                             NUWAY MEDICAL, INC.,
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            (Exact name of registrant as specified in its charter)

           Delaware               33-43423               65-0159115
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  (State or other jurisdiction  (Commission             (IRS Employer
   of incorporation)             File Number)            Identification No.)

          23461 South Pointe Drive, Suite 200, Laguna Hills, Ca        92653
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          (Address of principal executive offices)                    (Zip Code)

        Registrant's telephone number, including area code: (949) 454-9011

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          (Former name or former address, if changed since last report)


ITEM 2. ACQUISITION OF ASSETS.

     (a) On January 31, 2004, NuWay Medical, Inc. (the "Company") entered into a tax free reorganization with Premium Medical Group, Inc., a Florida corporation ("Premium") pursuant to a Stock Purchase Agreement (the "Agreement") that called for the Company to acquire 100% of the shares of Premium from Eduardo A. Ruiz and Luis A. Ruiz, Premium's sole shareholders, in exchange for 30,000,000 shares of the Company's common stock, subject to adjustment as more fully described in the Agreement (the "Transaction). Based on the closing bid price for the Company's common stock on January 31, 2004, the shares issued to the Premium shareholders in connection with the Transaction have been valued at approximately $1,500,000. The Agreement is attached to this Form 8-K as Exhibit 2.1, and the description of the Transaction contained herein is qualified in its entirety by reference to the Agreement.

     (b)  The   consideration   for  the  Transaction  was  determined   through
          arms'-length negotiation between the Company and Premium and its shareholders, giving due consideration to the market value of the Company's common stock and the estimated value of Premium. . The 30,000,000 shares issued in the Transaction are being held in escrow and are subject to downward adjustment pursuant to an agreed upon formula, as more fully described in the Agreement. Eduardo A. Ruiz and Luis A. Ruiz retain the full voting rights of these shares while they are held in escrow. In addition, the consideration for the Transaction includes an earn out bonus in which the Premium shareholders may receive warrants to purchase the Company's common stock if, as of December 31, 2004, Premium has made a net profit during the calendar year 2004, pursuant to the following formula: (i) 20% of Net Income
          (GAAP)  for Net  Income of up to  $1,000,000;  (ii) 15% of Net  Income
          (GAAP) for Net Income of $1,000,000 up to $2,000,000; (iii) 10% of Net Income (GAAP) for Net Income over $2,000,000.

     (c) Immediately following the Transaction, the Company's capitalization consisted of 66,386,486 shares of common stock outstanding, of which the Company's shareholders prior to the Transaction held 36,386,486 shares, and the former Premium shareholders held 30,000,000 shares. The 30,000,000 shares represent approximately 45% of the post-Transaction outstanding common shares of the Company.

     (d) As a condition to Premium entering into the Agreement, New Millennium Capital Partners, LLC (a company controlled by Dennis Calvert, the Company's CEO and President), agreed to convert its secured promissory note in the principal amount of $1,120,000 (together with $114,800 in accrued but unpaid interest thereon) into 30,869,992 shares of the Company's Common Stock. Following this conversion, the Company's capitalization will consist of 97,256,478 shares of common stock outstanding, and Mr. Calvert will be the beneficial owner of approximately 35,651,992 shares of common stock or approximately 37% of our outstanding stock, which includes the 4,782,000 shares he currently owns. We expect the conversion to occur within the next 60 days.

     (e) Additionally, pursuant to the Agreement, the Company agreed to appoint Mr. Luis A. Ruiz to the Company's Board of Directors, subject to Mr. Ruiz's formal acceptance of the position and a standard application and background check process that the Company expects to be completed within the next 30 days. Once Mr. Ruiz has been appointed to the board, our Board of Directors will consist of Mr. Dennis Calvert, Mr. Gary Cox, Mr. Steven Harrison, Mr. Joseph Provenzano and Mr. Luis A. Ruiz. There are no other material relationships between Premium or the shareholders thereof, and the Company or any of its affiliates or any of its officers or directors.

     (f) Premium was organized in June 2003 to engage in the medical equipment export and import business with South and Central America. Premium (i) sells medical, hospital, surgical and deontological equipment, including fully guaranteed used and re-conditioned equipment; (ii) provides professional advice on special projects for hospitals such as: investigation and recommendations for alternative equipment; (iii) replaces discontinued equipment; and (iv) supplies spare parts for the medical industry. Premium also serves as a purchasing agent, handling and consolidating international cargo to South and Central America, which includes receipt, warehousing, shipping and custom management of cargo and general merchandising services.(g)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)   Financial statements of businesses acquired.

      To be filed by amendment not later than 60 days after the last date on which this Form 8-K was required to be filed.

(b)   Pro forma financial information.

      To be filed by amendment not later than 60 days after the last date on which this Form 8-K was required to be filed.

(c)   Exhibits.

2.1 Stock Purchase Agreement. Schedule 2.1.6 (financial statements) has been omitted. The Registrant will furnish supplementally a copy of this schedule to the commission upon request.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuWay Medical, Inc.

By:/s/ Dennis Calvert
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Dennis Calvert, President

Dated February 12, 2004